WARRANT TO PURCHASE SHARES OF CLASS A
                     CLASS A COMMON STOCK OF INTERIORS, INC.

                                                                  March __, 1999
                                                              New York, New York

      THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                                ON MARCH __, 2002

      THIS CERTIFIES THAT for value received, [JOHN CORELLI] [CHRISTOPHER CORELLI], an individual ("Corelli"), or their registered permitted assigns (together with Corelli, hereinafter collectively referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from INTERIORS, INC., a Delaware corporation (the "Company"), 50,000 shares of Class A Common Stock of the Company, par value $0.01 per share (the "Class A Common Stock"), at any time during the period (the "Exercise Period") commencing at 9:00 a.m. New York Time on March __, 1999 (the "Effective Date") and ending at 5:00 p.m. New York Time, on March __, 2002, a date which is three (3) years from the Effective Date (the "Expiration Date"), at an exercise price per share equal to $3.25 (the "Exercise Price"). The number of shares of Class A Common Stock issuable upon exercise of this Warrant, the Exercise Price, and the kind of securities issuable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Class A Common Stock issuable upon exercise of this Warrant, as adjusted from time to time, is sometimes referred to hereinafter as "Warrant Shares."

      1. Exercise Price and Expiration. (a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 8 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holder prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration Date. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or other day on which commercial banks in New York, New York are required or are authorized by law to close.

            (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holder from time to time.

            (c) Upon the Holder's surrender of the Warrant and payment of the Exercise Price as set forth above, the Company shall promptly issue and cause to be delivered to the Holder a certificate or certificates for the total number of whole shares of Class A Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the Holder of record of the shares of Class A Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Class A Common Stock shall not then be actually delivered to the Holder. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register under said Securities Act the Warrant Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

            (d) If the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holder a new warrant in the form of this Warrant for the balance of such Warrant Shares.

      2. Certain Anti-dilution Adjustments.

      If the Company shall (a) pay a dividend or make a distribution to Holder of shares of Company Class A Common Stock in the form of additional shares of Class A Common Stock, (b) subdivide or split or reverse split or consolidate the outstanding shares of Class A Common Stock into a larger or smaller number of shares, (c) or otherwise effect an increase or decrease in the number of shares of Class A Common Stock without consideration, or (d) effect a recapitalization which shall reclassify the outstanding shares of Class A Common Stock into one or more classes of Class A


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

Common Stock, the number of shares of Class A Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be equitably and proportionately adjusted immediately following the occurrence of any such event, and the Holder of record of this Warrant shall be given notice of the same at such Holder's address in the Company's books and records. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification; provided, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the exercise price shall be recomputed accordingly as of the close of business on such record date and thereafter such exercise price in effect shall be as adjusted pursuant to this Section as of the time of actual payment of such dividend or distribution.

      3. Reorganization and Asset Sales.

      If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the capital stock of the Company to another corporation, or the sale of all or substantially all of the assets or properties of the Company to another corporation, shall be effected in such a manner so that Holder of Company Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Company Class A Common Stock, then, and in such event, the following provisions shall apply:

            (a) Not more than 90 or less than 30 days prior to the consummation of any such reorganization, reclassification, consolidation, merger or sale (collectively, "Reorganization Transactions"), the Company shall notify the Holder of the Reorganization Transaction (at the same time notice of same shall be made generally available to other Holder of Company Class A Common Stock), describing in such notice in reasonable detail the terms of the Reorganization Transaction and the stock, securities or assets to be received with respect to or in exchange for Class A Common Stock of the Company. In the event the Holder exercise this Warrant not more than 90 or less than 30 days prior to the consummation of the Reorganization Transaction, such Holder shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock (collectively, "Reorganization Consideration") on the same basis as the other Holder of Company Class A Common Stock participating in the Reorganization Transaction as if such Holder had previously exercised this Warrant and held such number of Warrant Shares to which they are entitled based on the Exercise Price.

            (b) The Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and made available to the Holder at the last address of the Holder appearing on the books of the


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

            Company, the obligation to deliver to the Holder such shares of stock, securities or assets, as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. In the event the Holder of this Warrant shall not exercise the Warrant prior to or simultaneous with consummation of the Reorganization Transaction, such Holder shall be entitled to receive a warrant to purchase Class A Common Stock in the successor corporation (if other than the Company) which shall be appropriately adjusted as to exercise price, number of shares which may be purchased thereunder and other terms, so as to equitably reflect the Reorganization Transaction and entitle the Holder to purchase that number of shares of Class A Common Stock of the successor corporation equivalent in value to the consideration that such Holder would have received had Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction. In the event the successor corporation (if other than the Company) resulting from the Reorganization Transaction shall be a privately-held company and the Reorganization Consideration, in part or in whole, shall be in the form of securities for which there is no readily ascertainable market value by virtue of not being traded on any national market or exchange, the Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation shall agree by written instrument executed and made available to the Holder at the last address of the Holder appearing on the books of the Company to pay to the Holder a cash amount equivalent in value to the difference between the Exercise Price and the Fair Market Value multiplied by the number of Warrant Shares that such Holder would have received had the Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction.

            (c) If a purchase, tender or exchange offer is made to and accepted by the Holder of more than fifty (50%) percent of the outstanding shares of Class A Common Stock of the Company, the Company shall, prior to the consummation of any consolidation, merger or sale to or with the person, firm or corporation having made such offer or any affiliate of such person, firm or corporation, give the Holder a reasonable opportunity of not less than 10 days to elect to receive upon the exercise of this Warrant, either the stock, securities or assets then issuable with respect to the Class A Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous Holder of the Class A Common Stock in accordance with such purchase tender or exchange offer.


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

      4. Notice of Adjustment.

      Whenever the Exercise and the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted as herein provided, or the rights of the Holder shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the number of adjusted Warrant Shares in accordance with the provisions hereof and shall prepare a certificate signed by its Chief Executive Officer, or its President, or its Chief Financial Officer, setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of this Warrant or specifying the other shares of stock, securities, or assets receivable as a result of such changes in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall caused to be mailed to the Holder copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of this Warrant.

      5. Certain Representations of the Company.

      Throughout the Exercise Period, the Company has (i) all requisite power and authority to issue this Warrant and the Warrant Shares, and (ii) sufficient authorized and unissued securities of Class A Common Stock to permit exercise of this Warrant.

      6. Certain Covenants of the Company.

      (a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Class A Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

      (b) The Company covenants and agrees that all Warrant Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

      (c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Warrant Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.


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

      (d) This Warrant and, when so issued, the shares of Class A Common Stock which may be issued upon exercise of the Warrants, will have been issued, pursuant to an available exemption from registration under the Securities Act.

      (e) The Company covenants and agrees that if it fails (i) to register the Warrant Shares as provided in a Registration Rights Agreement between the Holder and the Company, dated of even date herewith, or (ii) to issue the shares of Class A Common Stock upon the proper exercise of the Warrant, then the Holder may immediately commence an action for specific performance and/or damages.

      7. No Shareholder Rights. No Holder of this Warrant shall, as such, be entitled to vote or be deemed the holder of Class A Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holder the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holder' proper exercise of this Warrant as described herein.

      8. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid:

to the Company:

                        Interiors, Inc.

                        _____________________________

                        _____________________________
                        Attn: Max Munn, President

the Holder:
                        _____________________________

                        _____________________________

                        _____________________________

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      9. General.

      (a) This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.


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

      (b) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

      (c) This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

      IN WITNESS WHEREOF, the Company has duly executed this Warrant on and as of the date first set forth above.

                                    INTERIORS, INC.


                                    By:
                                       ----------------------------------
                                                  , President


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

                                     NOTICE

                                       OF

                                WARRANT EXERCISE

TO INTERIORS, INC.:

      The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder ____ full shares of Class A Common Stock issuable upon the exercise of such Warrant. The Exercise Price for this warrant shall be paid by delivery of $__________ in cash as provided for in the Warrant.

      The undersigned requests that certificates for such Warrant Shares be issued in the name of:

                  Name:_______________________________________________

                  Address:____________________________________________

                  Employer I.D. or S. S.#:____________________________

      If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:


                                    _______________________________________
                                    Name

                                    _______________________________________
                                    Address

                                    _______________________________________
                                    Employer I.D. or Social Security Number

Date:____________                   _______________________________________
                                    Signature
                                    (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)


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